UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2019

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FBHS	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    Fortune Brands Home & Security, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 7, 2019.

(b)    At the Annual Meeting, our stockholders voted on the following matters: (i) election of three directors to serve as Class II directors for a term of three years expiring at the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2019; and (iii) approve, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals:

Proposal 1:	The election of three Class II directors for a three-year term expiring at the 2022 Annual Meeting

Director Name	For	Against	Abstain	Broker Non-Votes
Irial Finan	112,909,699	1,143,923	168,649	13,593,707
Susan Kilsby	109,042,372	4,935,588	244,311	13,593,707
Christopher Klein	113,537,960	547,069	137,242	13,593,707

Proposal 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019

For	Against	Abstain
125,555,068	2,090,118	170,792

Proposal 3:	An advisory vote on the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
106,682,219	7,108,861	431,191	13,593,707

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC. (Registrant)

By:	/s/ Robert K. Biggart
Name:	Robert K. Biggart
Title:	Senior Vice President, General Counsel and Secretary

Date: May 9, 2019